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                                                                    Exhibit 99.6
FOR IMMEDIATE RELEASE                                              CONTACT:
                                                 Marc Sanders, Dir. of Marketing
                                                               610-668-4700 x277
                                                     marcsanders@royalbankpa.com
                                                     ---------------------------


                  ROYAL BANK OF PA TO BECOME ROYAL BANK AMERICA

(Narberth, PA) - March 31, 2004 - Effective April 1, 2004, Royal Bank of Pennsylvania, a subsidiary of Royal Bancshares of Pennsylvania, Inc. (NASDAQ:
RBPAA), will change its name to Royal Bank America. This change will affect the bank's 15 Pennsylvania branches. A 16th branch, which operates in Turnersville, NJ, has been known as Royal Bank America since its opening in October 2002.

Originally founded as the Bank of King of Prussia in 1963, the bank adopted the Royal Bank of Pennsylvania name with a change in ownership in 1980. The progression of the name marks the continued evolution of the bank, from small, rural bank to its current position as a regional entity with $1.2B in assets.

Customer impact will be minimal, as all current checks and debit cards that reflect the previous name (Royal Bank of Pennsylvania) will continue to be accepted until they are used or replaced prior to expiration. The web address for Internet Banking, Internet BillPay and the latest rate & product information will switch to www.royalbankamerica.com.

Joseph P. Campbell, President/CEO of Royal Bank America said, "The name `Royal Bank America' was so well received that our customers encouraged us to adopt the new name throughout our branch network."



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